EXHIBIT lA-2A

RESTATED CERTIFICATE OF INCORPORATION

OF

EVADER, INC

ARTICLE

NAME

The name of the Corporation shall be EVADER, INC.

ARTICLE II

PERIOD OF DURATION

EVADER, INC (the "Corporation") shall have perpetual existence.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Wyoming is 1621 Central Ave, Cheyenne, WY 82101. The name of the Corporation's registered agent at the address is Incorp Services, Inc-. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IV

PURPOSE

The purpose for which the Corporation is formed is to engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Wyoming General Corporation Law, including without limitation any lawful business or businesses similar to that of a holding company.

ARTICLE V

POWERS

In furtherance of the foregoing purposes the Corporation shall have and may exercise a1l of the rights, powers and privileges now or hereafter conferred upon corporations organize under Wyoming General Corporation Law, as amended. In addition, it may do everything necessary, suitable or proper toward the accomplishment of any corporate purp.se.

ARTICLE VI

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 1,111,000,000;1,000,100,000 shares shall be designated common stock, par value $.001 per share and 10,000,00 shares shall be designated as preferred stock, par value $.001 per share.

Preferred Stock:

The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitation, relative right and voting rights, if any. of each series by the adoption and filing in accordance with the Wyoming General Corporation Law, before the issuance of any shares of such series, of an amendment need not be approved by the stockholders or the holders of any crass or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The fo1lowing is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and condition of redemption of each class:

FIRST: The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

SECOND: Notwithstanding any provision of this Certificate of Incorporation to the contrary, the affirmative vote of a majority of a1l the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i) any amendment of this Certificate of Incorporation;

(ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation including its goodwill and franchises;

(iv) the participation by the Corporation in a share exchange (as defined in Wyoming General Corporation Law); and

(v) the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating 0 the Corporation.

ARTICLE VII

QUORUM PROTECTIVE PROVISIONS

Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except otherwise provided by the Wyoming General Corporation Law, by this Certificate of Incorporation or by the Corporation's By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend any business may be transacted which might have been transacted if the meeting had been held as originally called.

ARTICLE VIII

PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE IX

CUMULATIVE VOTING RIGHTS

The shareholders shall not be entitled to cumulative voting rights.

ARTICLE X

BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. Within the foregoing limits, the number of directors from time to time comprising the entire board of directors shall be fixed by or in the manner provided in the By-Laws.

(1) The Board of Directors shall have the power to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, including options, warrants or rights, whether now or hereafter authorize.

(2) The Board of Directors shall have the power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by a majority of the Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the Wyoming General Corporation Law, shall have any and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

(3) If the By-Laws so provide, the Board of Directors shall have the power to hold its meetings, to have an office or offices and, subject to the provisions of Wyoming General Corporate Law, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it.

(4) The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Wyoming General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein necessary provisions such as redemption, conversion or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

(5) The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Corporation. The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Wyoming now or hereinafter in force.

ARTICLE XI

INDEMNIFICATION

The Corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, OT proceeding~ whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation., partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit, or proceeding by judgment, orders, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending. Or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee> fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim) issue) or matter as to which such person had been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article XII or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under (A) or (8) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. or by the shareholders. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shan continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors~ and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article Xl.

ARTICLE XII

TRANSACTIONS WITH INTERESTED PARTIES

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such re1ationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves. or ratifies the contract or transaction by 8 vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence ofa quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authori2es~ approves, or ratifies such contract or transaction.

ARTICLE XIII

VOTING OF SHAREHOLDERS

Except as may be otherwise required by law, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders on all matters except the election of directors. Directors shall be elected by plurality vote.

ARTICLE XIV

LIABILITY OF DIRECTORS

To the maximum extent permitted by law, no director of the Corporation shall be personally liabJe for money damages to the Corporation or any of its stockholders for money damages for breach of fiduciary duty as a director.

ARTICLE XV

INCORPORATOR

The name and address of the incorporator is as follows:

Incorp Services, Inc.

1 621 Central Ave,

Cheyenne, WY 82001 USA

DATED this 16th day of August, 1995

STATE OF WYOMING

Office of the Secretary of State

I, MAX MAXFIELD. Secretary of State of the State of Wyoming. do hereby certify that the certificate of dissolution for the entity listed below has been canceled and this entity has been reinstated effective July 17, 2014 as the grounds for administrative dissolution have been eliminated.

CERTIFICATE OF REINSTATEMENT

Evader, Inc.

I have affixed hereto the Great Seat of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 17th day of July, 2014

/s/ Max Maxfield Secretary of State By: Jennifer Trabing

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	Ed Murray, WY Secretary of State FILED: 11/0412015 02:53 PM Original 10: 2012-000622917 Amendment 10: 2015-001783626

Profit Corporation

Articles of Amendment

1. Corporation name:

Evader, Inc.

2. Article(s) I is amended as follows:

The name of the corporation shall be “Critic Clothing, Inc.”

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on

10/20/2015

(Date - mm/ddlyyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	[ For Office Use Only ]

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The Majority Shareholders resolved on October 1, 2015 that the name of the company shall be changed to “Critic Clothing, Inc.” from this day forth.

Signature: /s/ Alec Simione

Date: 10/01/2015

Print Name: Alec Simione

Title: President/CEO

Contact Person: Alec Simione

Daytime Phone Number: 631-333-1600

Email: ASIMIONE@CRITICCLOTHING.COM

Checklist

[X] Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

[X] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.

[X] Please submit one originally signed document and one exact photocopy of the filing.

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD F. MURRAY, III, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled..

CERTIFICATE OF NAME CHANGE

Current Name: Critic Clothing, Inc.

Old Name: Evader, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 4th day of November, 2015

/s/ Edward F. Murray Secretary of State By: Jeffrey O’Holleran

Ed Murray, WY Secretary of State FILED: 08/2812017 07:20 AM Original 10: 2012-000622917 Amendment 10: 2017-002123036

PROFIT CORPORATION

ARTICLES OF AMENDMENT

OF

CRITIC CLOTHING, INC.

Critic Clothing, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1.

The current name of the Corporation is "Critic Clothing, Inc."

2.

The Articles of Incorporation are hereby amended to replace Article I in its entirety with the following:

Article I

The name of the Corporation is Deep Green Waste & Recycling, Inc.

3.

The Articles of Incorporation are hereby amended to replace Article ill in its entirety with the following:

Article III

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred and ten billion and two million (110,002,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.000 I per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred and ten billion (110,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is two million (2,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 2 of this Article III.

Section 2. Reverse Stock Split. Effective upon the "Effective Date" (as defined below), the outstanding shares of Common Stock of the Corporation shall be decreased on the basis that one thousand (1,000) shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the "Reverse Stock Split"), provided that there shall be no fractional shares of Common Stock. In the case of any holder of fewer than one thousand (1,000) shares of Common Stock or any aggregate number (whether held under one, or more than one, stock certificate) of shares of Common Stock which,- when divided by one thousand (1,000), does not result in a whole number (a "Fractional Shareholder"), the fractional share interest of Common Stock held by any Fractional Shareholder as a result of the Reverse Stock Split, shall be rounded up to the nearest whole share of Common Stock. The "Effective Date" shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FJNRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of this Articles of Amendment in the office of Secretary of State of the State of Wyoming.

Section 3. Preferred Stock. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights, may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

4.

This Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

5.

This Amendment was duly adopted on August 17, 2017.

6.

This Amendment was adopted in accordance with W.S. 17-16-821 of the Business Corporation Act of the State of Wyoming by the Board of Directors of the Corporation by written consent in lieu of a meeting and in accordance with W.S. 17-16-704 of the Business Corporation Act of the State of Wyoming by affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon by written consent in lieu of a meeting.

IN WITNESS WHEREOF, the Corporation has caused Articles of Amendment of the Articles of Incorporation to be signed as of the 10th day of August 17,2017, by its Secretary, John Figliolini.

CRITIC CLOTHING

By: /s/ John Figliolini

John Figliolini

Secretary

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE

DIRECTORS OF

Critic Clothing, Inc.

A WYOMING CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Critic Clothing, Inc., a Wyoming corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 17-16-821 of the Wyoming Business Corporation Act and pursuant to the bylaws of the Corporation.

1. Reverse Split

WHEREAS the Directors have determined it to be in the best interest of the Corporation to conduct a one for one thousand [111000] reverse split of the Corporation's issued and outstanding common stock;

WHEREAS under NRS 78.2055, the Directors may approve and recommend to the stockholders of the Corporation a decrease in the number of issued and outstanding common shares of the Corporation without a corresponding decrease in the Corporation's number of authorized common shares;

WHEREAS the Corporation currently has 4,697,101,862 common shares issued and outstanding;

RESOLVED that the Directors hereby approve and recommend to the majority stockholder of the Corporation a reverse split of the issued and outstanding common stock on a one for one thousand [1/1000] basis. Any fractional shares created by this reverse split will be rounded up to the next whole share. Following this stock split, the number of outstanding shares of the Corporation common stock will decrease from 4,697,101,862 shares to 4,697,102 shares. The number of authorized common shares of the Corporation shall not be changed.

RESOLVED that the record date for determining shareholders entitled to participate in the reverse split shall be the market effective date established by FINRA.

RESOLVED FURTHER that the President, and/or his designated agent, is authorized to instruct the transfer agent to issue these shares upon surrender. The President is further authorized to take any action necessary to give effect to this resolution. .

2. Name Change

WHEREAS, the board of directors considers it in the best interests of the Corporation to change its name to "Deep Green Waste & Recycling, Inc.";

WHEREAS, a name change requires an amendment to the Corporation's Articles of Incorporation;

RESOLVED that the board of directors hereby approves and recommends to the majority shareholder that Article FIRST of the Corporation's Articles of Incorporation be amended to change the name of the Corporation to Deep Green Waste & Recycling, Inc.

FURTHER RESOLVED that the board of directors hereby approves a change in the Corporation’s symbol to one of the following alternatives, in the order of priority, to better reflect its new name:

1.

DEEP (1st priority)

2.

DGWR

3.

DPGR

4.

DPGN

FURTHER RESOLVED that management is directed to coordinate with Corporation's transfer agent and counsel to acquire a new CUSIP, notice FINRA and take any other measures to implement the name change.

FURTHER RESOLVED that the name change shall be effective on the market effectiveness date established by FINRA.

3. Authorization of Corporate Actions

RESOLVED THAT each officer of the Company is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company, or otherwise, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Company in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Company, or any other officer of the Company, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

Approval

Dated: August 18, 2017

The undersigned, being all the directors of Critic Clothing, Inc. waive the required notice of meeting and consent to all actions taken hereby.

/s/ John Figliolini

John Figliolini

Province of Ontario

County of Essex

Subscribed and sworn to before me

On this 18th day of August, 2017

/s/ Notary Public

CONSENT OF MAJORITY SHAREHOLDERS

The undersigned Shareholders, being the holders of a majority of the voting power of Critic Clothing, Inc., hereby consent to the foregoing actions without a meeting, and waive all notice or other meeting requirements, and hereby further waive any rights to appraisal, including but not limited to any that might arise by reason of the execution, delivery and performance of the Certificate of Change and Certificate of Amendment in substantially the form attached hereto as Exhibit A.

Shareholder:

Date: August 18, 2017

/s/ Saint James Capital Management LLC

By: Saint James Capital Management LLC

3,000,000,000 shares of Common Stock

Subscribed and sworn to before me

On this 18th day of August, 2017

/s/ Notary Public

STATE OF WYOMING

Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled..

CERTIFICATE OF NAME CHANGE

Current Name: Deep Green Waste & Recycling, Inc.

Old Name: Critic Clothing, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 28th day of August, 2017

/s/ Ed Murray Secretary of State By: Kit Bennett